UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

January 5, 2010

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2010, NewStar Financial, Inc. (the “Company”) entered into a Note Agreement (the “Note Agreement”) between the Company and Fortress Credit Corp., as administrative agent and as initial lender (“Fortress”), an affiliate of Fortress Investment Group, establishing a $75,000,000 revolving credit facility (the “Credit Facility”). Under the Credit Facility, the Company may draw, repay and draw again prior to the maturity date, subject to availability under a borrowing base. The Credit Facility matures on July 5, 2013. The Company is permitted to use the proceeds of any borrowings under the Credit Facility for working capital and other general corporate purposes. As of January 7, 2010, the Company had not borrowed any money under the Credit Facility.

Advances under the notes are priced on a grid tied to usage, which was the London Interbank Offered Rate (LIBOR) plus 9.00% at closing. A borrowing base tied to the value of underlying unencumbered assets and the residual equity interest in the Company’s financing subsidiaries governs availability under the Credit Facility.

The Note Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting its ability to incur additional debt or liens, and to engage in mergers, consolidations, substantial asset sales and other transactions that would result in fundamental changes to the Company. The Note Agreement also contains financial covenants that require the Company and its subsidiaries to maintain a consolidated net worth of $400,000,000 and to maintain unrestricted cash plus availability under the Credit Facility in an amount equal to the pro forma interest charges for the six-month period immediately following a date of determination under the Credit Facility. The Company must also comply with a covenant that requires the borrowing base minus pro forma interest charges to equal or exceed the aggregate amount of borrowings outstanding under the Credit Facility at any given time.

The Note Agreement also provides for events of default customary for credit facilities of this type, including but not limited to the Company’s non-payment, misrepresentation, breach of covenants, bankruptcy, cross-defaults under the Company’s other debt obligations and outstanding borrowings exceeding the borrowing base that are not cured within 60 days. Upon an event of default by the Company, the administrative agent may accelerate payment of all outstanding borrowings and may terminate the lenders’ commitments under the Credit Facility. Upon the occurrence of an event of default related to bankruptcy or insolvency, however, the lenders’ commitments under the Credit Facility automatically terminate and the amounts outstanding under the Credit Facility become immediately due and payable.

Under the Credit Facility, the Company is required to pay a fee on the unused availability under the Credit Facility, ranging from 2% to 4% of the unused availability, based on the Company’s usage. The maximum availability under the Credit Facility automatically reduces by 20% of the initial commitment amount after 18 months and then by an additional 10% of the initial commitment amount every three months thereafter until maturity. The Company may elect to reduce the availability amount under the Credit Facility by an aggregate amount of up to $25,000,000 on the dates that are 90, 180 and 360 days following the closing date by paying a fee equal to 0.50% of the aggregate amount of the reduction. The Company may also prepay all borrowings and cancel commitments under the Credit Facility in their entirety at any time prior to the first, second and third anniversaries of the closing date, subject to termination fees of 3.00%, 2.00% and 1.00%, respectively, of the borrowings outstanding.

In connection with the Credit Facility, three of the Company’s subsidiaries, NewStar Asset Management LLC, NewStar Financial California, LLC and a newly-formed subsidiary, NewStar Loan Funding, LLC (the “Subsidiary Guarantors”), entered into a Subsidiary Guaranty dated January 5, 2010 pursuant to which the Subsidiary Guarantors agreed to guarantee the obligations of the Company under the Credit Facility. The Company and the Subsidiary Guarantors entered into a Pledge and Security Agreement dated January 5, 2010 executed by the Company and the Subsidiary Guarantors pursuant to which the Company and Subsidiary Guarantors granted Fortress a security interest in substantially all of their assets and the Company pledged the equity of certain of its finance and other subsidiaries (the “Pledge and Security Agreement”).

The foregoing description is only a summary of the provisions of the Credit Facility and is qualified in its entirety by the Note, the Note Agreement, the Subsidiary Guaranty and the Pledge and Security Agreement, which are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Revolving Note dated January 5, 2010 executed by NewStar Financial, Inc. in favor of Fortress Credit Corp. Form of Revolving Note included as Exhibit A to the Note Agreement filed as Exhibit 10.1 herewith.

10.1	Note Agreement dated as of January 5, 2010 by and among NewStar Financial, Inc., Fortress Credit Corp., as administrative agent and the holders from time to time party thereto.

10.2	Subsidiary Guaranty dated as of January 5, 2010 by NewStar California, LLC, NewStar Asset Management LLC and NewStar Loan Funding, LLC in favor of Fortress Credit Corp. in its capacity as Administrative Agent. Form of Subsidiary Guaranty included as Exhibit I to the Note Agreement filed as Exhibit 10.1 herewith.

10.3	Pledge and Security Agreement dated as of January 5, 2010 by and between NewStar Financial, NewStar California, LLC, NewStar Asset Management LLC, NewStar Loan Funding, LLC and Fortress Credit Corp. in its capacity as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: January 7, 2010	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Revolving Note dated January 5, 2010 executed by NewStar Financial, Inc. in favor of Fortress Credit Corp. Form of Revolving Note included as Exhibit A to the Note Agreement filed as Exhibit 10.1 herewith.

10.1	Note Agreement dated as of January 5, 2010 by and among NewStar Financial, Inc., Fortress Credit Corp., as administrative agent and the holders from time to time party thereto.

10.2	Subsidiary Guaranty dated as of January 5, 2010 by NewStar California, LLC, NewStar Asset Management LLC and NewStar Loan Funding, LLC in favor of Fortress Credit Corp. in its capacity as Administrative Agent. Form of Subsidiary Guaranty included as Exhibit I to the Note Agreement filed as Exhibit 10.1 herewith.

10.3	Pledge and Security Agreement dated as of January 5, 2010 by and between NewStar Financial, NewStar California, LLC, NewStar Asset Management LLC, NewStar Loan Funding, LLC and Fortress Credit Corp. in its capacity as administrative agent.